Exhibit 8
List of Principal Subsidiaries
•	Niugini Mining Limited, incorporated under the laws of Papua New Guinea, became a 100% owned subsidiary of Lihir Gold Limited on February 2, 2002.

•	Niugini Mining (Australia) Pty Ltd, incorporated under the laws of Australia, is a 100% owned subsidiary of Niugini Mining Limited.

•	Lihir Management Company Limited, incorporated under the laws of Papua New Guinea, became a 100% owned subsidiary of Lihir Gold Limited on October 10, 2006.

•	Lihir Business Development Limited, incorporated under the laws of Papua New Guinea, is a 100% owned subsidiary of Lihir Management Company Limited.

•	Lihir Services Australia Pty Limited, incorporated under the laws of Australia on September 2, 2005, became a 100% owned subsidiary of Lihir Gold Limited on November 7, 2005.

•	Lihir Australian Holdings Pty Limited, incorporated under the laws of Australia on September 4, 2007, became a 100% owned subsidiary of Lihir on October 16, 2007.

•	Ballarat Goldfields Pty Ltd, incorporated under the laws of Australia, became a 100% owned subsidiary of Lihir Australian Holdings Pty Limited on March 8, 2007, with effective control being February 26, 2007.

•	Beringa Resources Pty Limited, incorporated under the laws of Australia, is a 100% owned subsidiary of Ballarat Goldfields Pty Ltd.

•	Ballarat West Goldfields Pty Limited, incorporated under the laws of Australia, is a 100% owned subsidiary of Ballarat Goldfields Pty Ltd.

•	New Resources Pty Limited, incorporated under the laws of Australia, is a 100% owned subsidiary of Ballarat Goldfields Pty Ltd.

•	Corpique (No.21) Pty Limited, incorporated under the laws of Australia, is a 100% owned subsidiary of Ballarat Goldfields Pty Ltd.

•	Equigold Pty Ltd, incorporated under the laws of Australia, became a 100% owned subsidiary of Lihir Australian Holdings Pty Ltd on March 20, 2008.

•	Kim Resources Pty Ltd, incorporated under the laws of Australia, is a 100% owned subsidiary of Equigold Pty Ltd.

•	Swindon Holdings Pty Ltd, incorporated under the laws of Australia, is a 100% owned subsidiary of Equigold Pty Ltd.

•	Stanmines Pty Ltd, incorporated under the laws of Australia, is a 100% owned subsidiary of Equigold Pty Ltd.

•	Equigold CI SA, incorporated under the laws of Côte D’Ivoire, is a 47.5% owned subsidiary of Stanmines Pty Ltd and 50.5% owned subsidiary of Equigold Pty Ltd.

•	Equigold Mines CI SA, incorporated under the laws of Côte D’Ivoire, is a 42.5% owned subsidiary of Stanmines Pty Ltd and 47.35% owned subsidiary of Equigold Pty Ltd.

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